UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2007 (June 18, 2007)

TRANSMERIDIAN EXPLORATION INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	000-50715	76-0644935
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

397 N. Sam Houston Parkway E., Suite 300, Houston, Texas	77060
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (281) 999-9091

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 18, 2007, Transmeridian Exploration Incorporated (the “Company”) completed a private placement (the “Private Placement”) of $40.0 million of its 20% Junior Redeemable Convertible Preferred Stock (the “Junior Preferred Stock”) pursuant to the terms of a Commitment Letter, dated as of June 18, 2007 (the “Commitment Letter”), by and between the Company and the various investors party thereto (collectively, the “Investors”), with respect to 400,000 shares of the Junior Preferred Stock.

In connection with the Commitment Letter, the Company executed a Fee Letter, dated as of June 18, 2007, with the Investors pursuant to which the Company agreed to pay a cash arrangement fee equal to 10% of each Investor’s commitment and a cash commitment fee equal to 25% of each commitment. The arrangement fees were fully earned upon the execution of the Commitment Letter, and the commitment fees are earned at the time the Investor funds its commitment under the Commitment Letter. However, these fees are not due and payable until the earlier of (i) the occurrence of a change of control with respect to the Company and (ii) June 18, 2008; provided, however, that if the fees become due and payable on June 18, 2008 in the absence of a change of control transaction, the Company may elect to satisfy its payment obligations by delivery of shares of its common stock valued at 97% of the common stock’s market value at such time. In addition, if a change of control with respect to the Company has not occurred by December 31, 2007, the fee balances are increased, until paid, at the rate of 10% per annum.

Pursuant to the Commitment Letter, 100,000 shares of the Junior Preferred Stock were sold to the Investors effective as of June 18, 2007 (the “Initial Closing Date”), and the proceeds with respect to the sale of such shares (net of commissions and other offering expenses of approximately $650,000) were paid to the Company. Also pursuant to the Commitment Letter, the Company has the right, no earlier than June 25, 2007, to draw down the Investors’ remaining commitments and sell the remaining 300,000 shares of the Junior Preferred Stock to the Investors (the “Second Closing”) with (i) 66 2/3% of the proceeds from the Second Closing to be placed in escrow (the “Escrow Proceeds”), (ii) 200,000 of the remaining shares of the Junior Preferred Stock to be placed in escrow (the “Escrow Shares”), (iii) the remaining 33 1/3% of the proceeds (net of commissions and other offering expenses) from the Second Closing to be paid to the Company to satisfy payables to certain key vendors of the Company, and (iv) the remaining 100,000 shares of the Junior Preferred Stock to be issued to the Investors; provided, however, that the Second Closing shall only occur if the Company satisfies specified conditions, including (i) a customary “no material adverse effect” condition with respect to the Company’s business, assets and financial condition, (ii) the filing of preliminary proxy materials with the Securities and Exchange Commission (the “SEC”) with respect to the solicitation of proxies for a meeting of the Company’s stockholders to be held for the purpose of voting on a proposal to approve, pursuant to the rules of the American Stock Exchange, the issuance of shares of common stock in excess of 19.99% of the shares of the Company’s common stock outstanding as of the date of the Commitment Letter upon the conversion or redemption of, or in payment of dividends on, the Junior Preferred Stock (such proposal, the “AMEX Stockholder Proposal”), and (iii) the execution and delivery of an escrow agreement between the Company, the Investors and an escrow agent (the “Escrow Agreement”).

The Escrow Agreement will provide that the Escrow Shares and Escrow Proceeds (after deducting commissions and other offering expenses) will be released from escrow and delivered by the escrow agent to the Investors and the Company, respectively, upon (i) the Company’s receipt of written consents or proxies from holders of its common stock evidencing the approval of the AMEX Stockholder Proposal, (ii) the Company’s filing with the SEC of a preliminary information statement or definitive proxy statement with respect to such stockholder approval and (iii) the Company’s delivery of a written certification that such conditions have been satisfied. The Escrow Agreement will also provide that if the Company fails to satisfy any of the conditions described in clause (i), (ii) and (iii) of the preceding sentence within 60 days from the date of the Commitment Letter, the Escrow Agreement will terminate and the escrow agent will be obligated to return the Escrow Shares and Escrow Proceeds to the Company and the Investors, respectively. However, pursuant to the Escrow Agreement, the holders of 66-2/3% of the then-outstanding shares of the Junior Preferred Stock will be able to elect at any time to release the Escrow Proceeds to the Company (after deduction of commissions and other offering expenses) in exchange for delivery of the Escrow Shares to the holders.

The Junior Preferred Stock is governed by the terms of a Certificate of Designations, dated as of, and filed with the Delaware Secretary of State on, June 18, 2007 (the “Certificate of Designations”). The Certificate of Designations amends the Company’s Amended and Restated Certificate of Incorporation (as amended), effective as of June 18, 2007, and provides that the Junior Preferred Stock ranks (i) senior to the Company’s common stock and each other class of the Company’s capital stock or series of preferred stock established after the Initial Closing Date by the Company’s Board of Directors (the “Board”), the terms of which expressly provide that such class or series ranks junior to the Junior Preferred Stock with respect to dividend rights and rights upon the Company’s liquidation, winding-up or dissolution (“Junior Stock”); (ii) on parity with any class of the Company’s capital stock established after the Initial Closing Date by the Board, the terms of which expressly provide that such class or series will rank on parity with the Junior Preferred Stock with respect to dividend rights and rights upon the Company’s liquidation, winding-up or dissolution (“Parity Stock”); and (iii) junior to the Company’s 15% senior redeemable convertible preferred stock (the “Senior Preferred Stock”) and each class of the Company’s capital stock or series of preferred stock established after the Initial Closing Date by the Board, the terms of which expressly provide that such class or series will rank senior to the Junior Preferred Stock with respect to dividend rights and rights upon the Company’s liquidation, winding-up or dissolution (including the Senior Preferred Stock, “Senior Stock”).

While any shares of the Junior Preferred Stock are outstanding, the Company may not create, authorize, increase the authorized amount of or issue (i) any additional shares of Junior Preferred Stock (except in payment of dividends on the then-outstanding Junior Preferred Stock or in satisfaction of the investment rollover rights described below), or (ii) any Senior Stock or Parity Stock (or any security convertible into Senior Stock or Parity Stock) without the affirmative vote or consent of the holders of 66-2/3% of the then-outstanding shares of the Junior Preferred Stock. In addition, so long as any shares of the Junior Preferred Stock remain outstanding, unless a greater percentage shall then be required by law, the Company shall not, without the affirmative vote or consent of the holders of 66-2/3% of the then-outstanding shares of the Junior Preferred Stock, amend the Company’s Amended and Restated Certificate of Incorporation (as amended)

or the Certificate of Designations, in a manner that would adversely affect the rights of the holders of the Junior Preferred Stock. In addition, the consent of holders of at least 66-2/3% of the then-outstanding shares of the Junior Preferred Stock is required to waive the Company’s compliance with certain restrictive covenants set forth in the Certificate of Designations with respect to (i) the incurrence of indebtedness, (ii) restricted payments or investments and (iii) dividends and other payment restrictions. Without the consent of any holder of the Junior Preferred Stock, however, the Company may authorize, increase the authorized amount of, or issue any class or series of Junior Stock.

The Junior Preferred Stock also contains investment rollover provisions whereby each purchaser of the Junior Preferred Stock, via the Private Placement or the preemptive rights provisions set forth in the Certificate of Designations, dated as of December 1, 2006, governing the Senior Preferred Stock (the “Senior Preferred Designations”), that is also a beneficial owner of the Senior Preferred Stock on the Initial Closing Date will have the right to exchange shares of the Senior Preferred Stock owned, on a one-for-one basis, for additional shares of the Junior Preferred Stock, up to a number equal to 40% of the aggregate number of shares of the Junior Preferred Stock purchased by such holder via the Private Placement or the preemptive rights set forth in the Senior Preferred Designations.

The Junior Preferred Stock, which has a liquidation preference of $100 per share, will pay cumulative quarterly dividends at an initial rate of 20% per annum (equal to $20.00 per share per annum), payable at the option of the Company in additional shares of the Junior Preferred Stock, shares of the Company’s common stock (subject to the satisfaction of certain conditions set forth in the Certificate of Designations), cash (if allowed by the terms of the Company’s then-existing debt and preferred stock instruments) or any combination of additional shares of the Junior Preferred Stock, the Company’s common stock and cash on January 1, April 1, July 1 and October 1 of each year, commencing October 1, 2007.

Each share of the Junior Preferred Stock is initially convertible, at the holder’s option, at any time into shares of the Company’s common stock, based on an initial conversion price of the lesser of (i) $2.48 per share of the Company’s common stock or (ii) beginning June 25, 2007, the volume weighted average price (“VWAP”) of the Company’s common stock for the five trading days immediately preceding June 25, 2007 (the “June 2007 VWAP”). If a holder of Junior Preferred Stock elects to convert the Junior Preferred Stock prior to December 15, 2007, such holder will receive a special voluntary conversion make-whole payment equal to two quarterly dividends (an aggregate $10.00 per share), payable in cash (provided the Company is permitted to do so under the terms of its then-outstanding indebtedness and preferred stock) or shares of the Company’s common stock, at the option of the Company (“Voluntary Conversion Make-Whole Payment”). If the Company elects to pay the Voluntary Conversion Make-Whole Payment in shares of the Company’s common stock, the number of shares paid in satisfaction of the Voluntary Conversion Make-Whole Payment shall be calculated based on the forward 15-day VWAP or, if less, the VWAP for the number of trading days between the notice of conversion and the day that is two business days before the consummation of a change of control.

The conversion price of the Junior Preferred Stock will be subject to adjustment pursuant to customary anti-dilution provisions. The conversion price will further be adjusted if by October 31, 2007, a change of control has not occurred, or a definitive agreement that, if consummated will result in a change of control has not been entered into. The conversion price will be adjusted to be equal to the preceding 15-day VWAP if such VWAP is less than the then-current conversion price, but in no event below the lesser of (i) $2.00 or (ii) the per-share price that bears the same proportional relationship to $2.00 as the June 2007 VWAP bears to $2.48, provided that in no event shall such per-share price be less than $1.90 (the “October 2007 Special Adjustment Floor”). Thereafter, if a change of control has not occurred, or a definitive agreement that, if consummated, will result in a change of control has not been entered into, by December 31, 2007, the conversion price will be further adjusted to be equal to the preceding 15-day VWAP, if less than the then-current conversion price, but in no event below the lesser of (i) $1.65 or (ii) the per-share price that bears the same proportional relationship to $1.65 as the June 2007 VWAP bears to $2.48, provided that in no event shall such per-share price be less than $1.50 (the “December 2007 Special Adjustment Floor”), in either case subject to further adjustment.

In the event the conversion price is not adjusted pursuant to such reset provisions due to the execution of a definitive agreement that, if consummated, would result in a change of control and such agreement is subsequently terminated without consummation of the transaction constituting the change of control, then the conversion price will be adjusted, effective as of the date of such termination, to be equal to the forward 15-day VWAP (commencing on the date of such termination), but only if such VWAP is less than the then-current conversion price, and in no event below (i) the lesser of $2.00 or the October 2007 Special Adjustment Floor, if the date of such termination is on or after October 31, 2007 and prior to December 31, 2007 or (ii) the lesser of $1.65 or the December 2007 Special Adjustment Floor, if the date of such termination is on or after December 31, 2007, in either case subject to further adjustment.

The Junior Preferred Stock is redeemable at the option of the holder on March 15, 2012 (the “Mandatory Redemption Date”) at the liquidation preference of the Junior Preferred Stock plus all accrued and unpaid dividends, provided that the Company is then legally permitted to pay such dividends on the Mandatory Redemption Date. If the Company is not legally permitted to pay dividends on the Mandatory Redemption Date, such holders of the Junior Preferred Stock will have the right to receive, in lieu of cash in payment of such dividends, an additional number of whole shares of the Company’s common stock equal to the amount of dividends otherwise payable divided by the average closing price of the Company’s common stock for the five trading days ending on the Mandatory Redemption Date.

In addition, upon a change of control of the Company, the Junior Preferred Stock is redeemable at a cash price equal to the sum of (A) 125% of the then-effective conversion price multiplied by the number of shares of common stock into which one such share of the Junior Preferred Stock is then convertible, plus (B) all accrued and unpaid dividends on one share of Junior Preferred Stock (the “Change of Control Redemption Price”). The Company does not have the option of redeeming all or any portion of the outstanding Junior Preferred Stock prior to June 15, 2008, unless a change of control occurs at any time prior to June 15, 2009, in which case the Company will have the option to redeem all or a portion of the outstanding Junior Preferred Stock in an amount in cash per share equal to the Change of Control Redemption Price.

Other than upon the occurrence of a change of control, from June 15, 2008 through March 31, 2009, the Company may redeem all or a portion of the then-outstanding shares of the Junior Preferred Stock only in the event the closing price of the Company’s common stock equals or exceeds 125% of the then-effective conversion price of the Junior Preferred Stock for at least 20 trading days in any 30 consecutive trading day period. After March 31, 2009, the Company may redeem the Junior Preferred Stock without regard to the closing price or market price of the Company’s common stock for any period. Any such redemption will be paid in cash in an amount per share equal to the liquidation preference, plus any accrued and unpaid dividends and an additional amount equal to the liquidation preference multiplied by the then-effective dividend rate, multiplied by (i) seventy-five percent (75%), if the redemption date occurs on or after June 15, 2008 but prior to September 15, 2008; (ii) fifty percent (50%), if the redemption date occurs on or after September 15, 2008 but prior to December 15, 2008; (iii) twenty-five percent (25%), if the redemption date occurs on or after December 15, 2008 but prior to April 1, 2009; or (iv) zero (0), if the redemption date occurs on or after April 1, 2009.

Pursuant to the registration rights agreement, dated as of June 18, 2007, by and among the Company and the Investors (the “Registration Rights Agreement”), the Company is obligated to file and cause to become effective a shelf registration statement (the “Shelf Registration Statement”) covering the resale of the Junior Preferred Stock, the shares of the Company’s common stock into which the Junior Preferred Stock is convertible, and the shares of Preferred Stock and shares of the Company’s common stock issued in payment of the quarterly dividends payable on the Junior Preferred Stock. Specifically, the Company is obligated to file the Shelf Registration Statement within 30 days of the Initial Closing Date and seek effectiveness within 120 days of the Initial Closing Date. If (1) within 30 days after the Initial Closing Date, the Shelf Registration Statement has not been filed, (2) within 120 days after the Initial Closing Date, the Shelf Registration Statement has not been declared effective by the SEC or (3) after the Shelf Registration Statement has been declared effective, the Shelf Registration Statement ceases to be effective or usable (subject to certain exceptions) in connection with resales of the Junior Preferred Stock and shares of common stock deliverable upon conversion of the Junior Preferred Stock, (each such event referred to in clauses (1), (2) and (3), a “Registration Default”), dividends will accumulate on the junior convertible preferred stock at a rate of 1.0% per annum above the dividend rate then in effect for the first 30 days of such Registration Default and increasing to 1.5% per annum thereafter until all Registration Defaults have been cured.

Subsequent to the Initial Closing Date, upon the written request of holders of 66-2/3% of the then-outstanding shares of the Junior Preferred Stock, the Company will be obligated to (i) cause the size of the Board to be increased and/or obtain the resignations of one or more directors as soon as practicable and in accordance with the Company’s Amended and Restated Certificate of Incorporation (as amended) and bylaws and applicable law, such that the Board is, as a result of such actions, then composed of vacant board seats that equal or exceed one-half (50%) of the total Board seats, and (ii) cause the individuals designated in writing by the holders of 66-2/3% of the then-outstanding shares of the Junior Preferred Stock to be appointed to the Board to fill such vacant Board seats as soon as practicable and in accordance with the Company’s Amended and Restated Certificate of Incorporation (as amended) and bylaws and applicable law, such that the individuals designated by the holders of the Junior Preferred Stock to serve on the Board will constitute at least one-half of the total number of individuals serving on the Board. In addition, in connection with the exercise by the holders of the Junior Preferred Stock of such rights, the Company will be obligated to cause the directors designated by the holders of 66-2/3% of the then-outstanding shares of the Junior Preferred Stock to constitute a majority of the total directors then-serving on the committee of the Board previously appointed by the Board to oversee the ongoing process with respect to a possible sale of the Company, a sale of all or substantially all of the assets of the Company or other strategic transactions.

In addition to the rights described in the immediately preceding paragraph, if a change of control of the Company has not occurred, or a definitive agreement that, if consummated, will result in a change of control of the Company has not been entered into, by June 15, 2008, the Company will be obligated to (i) (A) cause the size of the Board to be increased by one seat or (B) obtain the resignation of one director (other than a director designated by the holders of the Junior Preferred Stock) as soon as practicable and in accordance with the Company’s Amended and Restated Certificate of Incorporation (as amended) and bylaws and applicable law, and (ii) in either event, cause the individual designated in writing by the holders of 66-2/3% of the then-outstanding shares of the Junior Preferred Stock to be appointed to the Board to fill such resulting vacancy as soon as practicable and in accordance with the Company’s Amended and Restated Certificate of Incorporation (as amended) and bylaws and applicable law, such that the total number of individuals designated by the holders of the Junior Preferred Stock to serve on the Board (assuming the exercise, in full, by the holders of the Junior Preferred Stock of the rights described in the immediately preceding paragraph) will then constitute a majority of the total number of individuals serving on the Board. In the event that the holders of the Junior Preferred Stock are not entitled to designate a director as set forth in the preceding sentence due to the execution of a definitive agreement providing for a change of control, then if such agreement is terminated without consummation of the transaction then the holders of shares of Junior Preferred Stock shall be entitled, effective as of the date of such termination, to exercise the voting rights set forth in the preceding sentence.

Furthermore, and in addition to the rights described in the two immediately preceding paragraphs, if (i) the dividends on the Junior Preferred Stock or any Parity Stock having similar voting rights are in arrears and unpaid for two or more calendar years, (ii) the Company fails to redeem the shares of the Junior Preferred Stock “put” to it for redemption on the Mandatory Redemption Date or (iii) the Company fails to redeem the shares of the Junior Preferred Stock “put” to the Company for redemption in connection with a change of control, the holders of the Junior Preferred Stock, voting as a single class with the holders of any other then-outstanding Parity Stock having similar voting rights, will be entitled at the Company’s next regular or special meeting of stockholders to elect two additional directors to the Board. Such voting rights and the terms of the directors so elected will continue until such time as (A) the dividend arrearage on the Junior Preferred Stock or any such other Parity Stock has been paid in full and (B) the Company has paid in full the redemption price for shares of the Junior Preferred Stock, if any, required to be redeemed, at which time or times such voting rights and the term of such directors shall terminate immediately.

The shares of the Junior Preferred Stock were offered and sold by the Company to the Investors pursuant to the exemption from the registration requirements of the Securities Act of 1933 (as amended, the “Securities Act”) provided by Section 4(2) of the Securities Act. The

Junior Preferred Stock and the shares of the Company’s common stock issuable upon conversion of the Preferred Stock have not been registered under the Securities Act or the securities laws of any other jurisdiction and, unless they are so registered, may be offered and sold only in transactions that are exempt from registration under the Securities Act or the securities laws of such other jurisdictions. There has not been, and will not be, any sale of the Junior Preferred Stock in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction or an exemption therefrom.

The foregoing summary of the Certificate of Designations is qualified in its entirety by reference to the copy of the Certificate of Designations attached hereto as Exhibit 3.1 and incorporated herein by reference.

On June 18, 2007, the Company issued a press release announcing the completion of the Private Placement (see exhibit 99.1).

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

(a) The information contained in Item 1.01 is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained in Item 1.01 is incorporated herein by reference.

Item 3.03	Material Modification to Rights of Security Holders.

(a) The information contained in Item 1.01 is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) The information contained in Item 1.01 is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

3.1	Certificate of Designations with respect to the 20% Junior Redeemable Convertible Preferred Stock of Transmeridian Exploration Incorporated, dated as of, and filed with the Delaware Secretary of State on, June 18, 2007

99.1	Press Release by Transmeridian Exploration Incorporated, dated June 18, 2007, announcing that it has completed a private placement of an aggregate $40 million of its junior redeemable convertible preferred stock (incorporated by reference to Exhibit 99.1 to the Current Report on Form 8-K of Transmeridian Exploration Incorporated filed on June 18, 2007)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSMERIDIAN EXPLORATION INCORPORATED

Date: June 22, 2007	By:	/s/ Nicolas J. Evanoff
	Name:	Nicolas J. Evanoff
	Title:	Vice President, General Counsel and Secretary

EXHIBIT INDEX

3.1	Certificate of Designations with respect to the 20% Junior Redeemable Convertible Preferred Stock of Transmeridian Exploration Incorporated, dated as of, and filed with the Delaware Secretary of State on, June 18, 2007

99.1	Press Release by Transmeridian Exploration Incorporated, dated June 18, 2007, announcing that it has completed a private placement of an aggregate $40 million of its junior redeemable convertible preferred stock (incorporated by reference to Exhibit 99.1 to the Current Report on Form 8-K of Transmeridian Exploration Incorporated filed on June 18, 2007)